SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 28, 2000

                           INTERFOODS OF AMERICA, INC.
                           ---------------------------
             (Exact name of registrant as specified in this charter)



     Nevada                            000-21093            59-3356011
     ------                            ---------           ------------

(State or other jurisdiction         (Commission          (IRS Employer
  of incorporation                   File Number)        Identification No.)




         9400 South Dadeland Boulevard, Suite 720, Miami, Florida 33156
         --------------------------------------------------------------
              (Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (305) 670-0746


=====================================================================

Item 2. - ACQUISITION OR DISPOSITION OF ASSETS.


As reported on Form 8 - K dated, September 14, 2000, filed September 28, 2000, the Company, pursuant to an Asset Purchase agreement dated May 11,2000, acquired 71 Popeye's Chicken & Biscuit and 2 Church's Chicken restaurants from RMS Family Restaurants. In addition to acquiring the operating restaurants, the Company acquired the land and buildings upon which 32 of the restaurants operate. The cost of the acquisition was approximately $48.4 million of which $45.5 was financed with the balance being paid in cash from funds of the Registrant.

This Form 8 - K/A includes the financial statements and pro forma financial information required by Items 7 (a) and 7 (b) to Form 8 - K

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         The following audited financial statements are filed with this report

         POPEYES AND CHURCHS DIVISION OF RMS FAMILY RESTAURANTS, INC. FINANCIAL STATEMENTS AS OF OCTOBER 31, 1999 AND THE TWO YEARS ENDED OCTOBER 31, 1999 AND OCTOBER 25, 1998


(B)      PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial statements are filed with this report.

         PRO FORMA CONSOLIDATED BALANCE SHEET
         UNAUDITED AT SEPTEMBER 30, 1999

         PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         UNAUDITED FOR THE YEAR ENDED SEPTEMBER 30, 1999


(C)      EXHIBITS

         None.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           INTERFOODS OF AMERICA, INC.
                           ---------------------------
                                  (Registrant)


                      By: s/Robert Berg/
                         Robert Berg, Chief Executive Officer

Dated:  January 8, 2001

POPEYES AND CHURCHS DIVISION OF
RMS FAMILY RESTAURANTS, INC.

FINANCIAL STATEMENTS AS OF OCTOBER 31, 1999

TOGETHER WITH

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
   RMS Family Restaurants, Inc.:

We have audited the accompanying balance sheet of the Popeyes and Churchs Division of RMS Family Restaurants, Inc. as of October 31, 1999, and the related statements of income and parent's equity in division and cash flows for the years ended October 31, 1999 and October 25, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Popeyes and Churchs Division of RMS Family Restaurants, Inc. as of October 31, 1999, and the results of its operations and its cash flows for the years ended October 31, 1999 and October 25, 1998 in conformity with accounting principles generally accepted in the United States.



Miami, Florida,
  September 26, 2000.

                         POPEYES AND CHURCHS DIVISION OF
                          RMS FAMILY RESTAURANTS, INC.


                                  BALANCE SHEET

                                OCTOBER 31, 1999



                                     ASSETS

CURRENT ASSETS:
   Cash                                                              $    62,900
   Accounts receivable                                                    42,312
   Inventories                                                           319,716
                                                                     -----------
           Total current assets                                          424,928
                                                                     -----------

PROPERTY AND EQUIPMENT, net                                           21,083,696
                                                                     -----------

OTHER ASSETS:
   Present value of favorable leases, net of accumulated
     amortization of $3,650,164                                          426,740
   Franchise fees, net of accumulated amortization of $589,256           787,797
                                                                     -----------
           Total other assets                                          1,214,537
                                                                     -----------

           Total assets                                              $22,723,161
                                                                     ===========


                                   (Continued)

                         POPEYES AND CHURCHS DIVISION OF
                          RMS FAMILY RESTAURANTS, INC.


                                  BALANCE SHEET

                                OCTOBER 31, 1999

                                   (Continued)



                   LIABILITIES AND PARENT'S EQUITY IN DIVISION

CURRENT LIABILITIES:
   Accounts payable                                                  $ 2,283,677
   Accrued compensation                                                  448,374
   Other accrued liabilities                                           1,453,077
   Current portion of notes payable                                      183,415
   Current portion of capital lease obligations                          853,144
   Reserve for loss on closed restaurants                                355,143
                                                                     -----------
           Total current liabilities                                   5,576,830

NOTES PAYABLE, net of current portion                                  1,241,599

CAPITAL LEASE OBLIGATIONS, net of current portion                      2,650,708
                                                                     -----------

           Total liabilities                                           9,469,137

COMMITMENTS (Notes 1 and 3)

PARENT'S EQUITY IN DIVISION                                           13,254,024
                                                                     -----------

           Total liabilities and parent's equity in division         $22,723,161
                                                                     ===========


       The accompanying notes are an integral part of this balance sheet.

                         POPEYES AND CHURCHS DIVISION OF
                          RMS FAMILY RESTAURANTS, INC.


                            STATEMENTS OF INCOME AND
                           PARENT'S EQUITY IN DIVISION

                                                              For the Year Ended
                                                        -----------------------------
                                                         October 31,      October 25,
                                                            1999             1998
                                                        ------------     ------------
NET SALES                                               $ 61,508,174     $ 53,381,819
                                                        ------------     ------------

COSTS AND OPERATING EXPENSES:
   Cost of restaurant operations                          51,905,624       45,811,277
   General and administrative expenses                     3,699,006        3,127,274
   Depreciation and amortization                           2,364,168        1,665,605
                                                        ------------     ------------
           Total cost and expenses                        57,968,798       50,604,156
                                                        ------------     ------------

           Income from operations                          3,539,376        2,777,663
                                                        ------------     ------------

OTHER INCOME (EXPENSE):
   Interest expense                                         (377,452)        (777,908)
   Interest income                                             2,443            2,316
   Other, net                                               (143,129)         (15,571)
   Gain on sale of property and equipment                    121,253           10,060
                                                        ------------     ------------
           Total other (expense)                            (396,885)        (781,103)
                                                        ------------     ------------

           Income before income taxes (Note 1)             3,142,491        1,996,560

PARENT'S EQUITY IN DIVISION, beginning of year             6,077,774       (2,101,659)

TRANSFERS FROM PARENT                                      4,033,759        6,182,873
                                                        ------------     ------------

PARENT'S EQUITY IN DIVISION, end of year                $ 13,254,024     $  6,077,774
                                                        ============     ============


   The accompanying notes are an integral part of these financial statements.

                         POPEYES AND CHURCHS DIVISION OF
                          RMS FAMILY RESTAURANTS, INC.


                            STATEMENTS OF CASH FLOWS

                                                                         For the Year Ended
                                                                   ----------------------------
                                                                    October 31,     October 25,
                                                                       1999            1998
                                                                   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income before income taxes                                      $ 3,142,491      $ 1,996,560
   Adjustments to reconcile income before income taxes
     to net cash provided by operating activities-
       Depreciation and amortization                                 2,364,168        1,665,605
       Gain on sale of property and equipment                         (121,253)         (10,060)
       Changes in operating assets and liabilities:
         Accounts receivable                                           224,784         (217,854)
         Inventories                                                    13,860         (107,479)
         Prepaid expenses                                               11,692            5,076
         Accounts payable                                              431,652          488,994
         Accrued expenses                                              215,005         (141,716)
         Reserve for loss on closed restaurants                        180,281           14,862
                                                                   -----------      -----------
           Net cash provided by operating activities                 6,462,680        3,693,988
                                                                   -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Payment of franchise fees                                          (145,000)        (242,500)
   Capital expenditures                                             (6,432,363)      (5,517,345)
   Proceeds from sale of property and equipment                        180,000               --
                                                                   -----------      -----------
           Net cash used in investing activities                    (6,397,363)      (5,759,845)
                                                                   -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Transfers from parent                                             4,033,759        6,182,873
   Repayments of capital lease obligations                            (348,482)        (333,892)
   Proceeds from issuance of notes payable                                  --        1,474,121
   Repayment of notes payable                                       (3,745,594)      (5,252,945)
                                                                   -----------      -----------
           Net cash provided by (used in) financing activities         (60,317)       2,070,157
                                                                   -----------      -----------
           Net increase in cash                                          5,000            4,300

CASH, beginning of year                                                 57,900           53,600
                                                                   -----------      -----------

CASH, end of year                                                  $    62,900      $    57,900
                                                                   ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

     Cash paid during the year for interest                        $   462,035      $   784,379
                                                                   ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                         POPEYES AND CHURCHS DIVISION OF
                          RMS FAMILY RESTAURANTS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1999

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT
       ACCOUNTING POLICIES
     ----------------------------------------

       Organization

The Popeyes and Churchs Division (the "Division") of RMS Family Restaurants, Inc. ("RMS") is 100% owned by RMS, which is incorporated in the State of Georgia. The Division operates 71 "Popeyes" and two "Churchs" chicken restaurants throughout Florida and Georgia.

       Related Party Transactions

Due to the nature of the Division's operations, certain balance sheet and income statement accounts have been allocated from the parent, RMS, to the Division based upon various and ratable methods. All allocated amounts and the methods of allocation are more fully described in Note 4, "Related Party Transactions."

       Cash Equivalents

Cash equivalents include all highly liquid investments with an original maturity of three months or less. There were no cash equivalents at October 31, 1999.

       Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Perishable food inventories represent $316,431 of total inventories at October 31, 1999.

       Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in income.

       Present Value of Favorable Leases

Present value of favorable leases represents the present value of the excess of market rental rates over actual rents under the Division's operating leases of restaurant locations acquired in business combinations. This asset is being amortized using the straight-line method over the lives of the favorable leases, which average 20 years. Amortization expense amounted to $166,326 during 1999 and 1998.

       Income Taxes

The Division accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and the tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on the changes to the asset or liability from period to period.

The Division files its taxes as part of RMS. Therefore, no tax provision has been provided for in the accompanying statements of income and parent's equity in division.

       Franchise Fees

Franchise fees are recorded at cost and are being amortized using the straight-line method over the life of the agreement. Amortization expense amounted to $75,363 and $83,200 for 1999 and 1998, respectively.

       Impairment of Long-Lived Assets

Management of the Division periodically reviews its valuation for long-lived assets used in operations when indicators of impairment are present. If the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount, the Division records an impairment as required under accounting principles generally accepted in the United States. No such impairment losses were incurred for the periods presented.

       Reserve for Loss on Closed Restaurants

The reserve for loss on closed restaurants represents future obligations on closed stores that the Company decided to close during 1999 and 1998. These obligations consist primarily of future lease commitments and restaurant closing costs for closed stores. The related provision for loss on closed restaurants for the years ended October 31, 1999 and October 25, 1998 amounted to $180,281 and $14,862, respectively.

       Revenue Recognition

Restaurant sales are recognized at time of sale and delivery of product to customer.

       Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management of the Division to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of October 3, 1999:

                                                       Useful
                       Description                      Life
        ---------------------------------------      -----------
        Land                                             -             $  2,553,712
        Buildings                                    31-39 years          8,941,350
        Leasehold improvements                        7-31 years         10,425,722
        Machinery and equipment                          7 years         17,328,590
        Furniture and fixtures                           7 years            705,127
        Construction in progress                         -                  397,493
                                                                       ------------
                                                                         40,351,994
        Less- accumulated depreciation                                  (19,268,298)
                                                                       ------------
                                                                       $ 21,083,696

Depreciation expense amounted to $2,122,479 and $1,416,079 during 1999 and 1998, respectively.

3.   COMMITMENTS

The Division leases certain operating equipment, furnitures and fixtures and restaurant locations under noncancellable leases that expire on various dates through 2017. Rent expense amounted to approximately $3,025,000 and $2,758,000 for 1999 and 1998, respectively.

Future minimum lease payments for all leases are as follows as of October 31, 1999:

                                                           Capital          Operating
                             Year                          Leases            Leases
        -------------------------------------------    --------------    --------------
        2000                                            $ 1,490,075       $  2,134,119
        2001                                              1,012,878          2,134,119
        2002                                                532,493          2,134,119
        2003                                                371,169          2,134,119
        2004                                                266,402          2,134,119
        Thereafter                                        1,150,781         32,011,787
                                                        -----------       ------------
               Total minimum lease payments               4,823,798       $ 42,682,382
                                                                          ============
        Less amount representing interest                (1,319,946)
                                                        -----------
        Lease obligations reflected as current
           ($853,144) and noncurrent ($2,650,708)
           at October 31, 1999                          $ 3,503,852
                                                        ===========

4.   RELATED PARTY TRANSACTIONS

The following expenses and liability have been allocated to the Division from
RMS:

                                                         1999            1998
                                                    -------------- -------------
          General and administrative expenses        $  3,631,751   $  3,172,764
          Interest expense on notes payable               115,140        474,715
          Accounts payable                              2,283,677          -


General and administrative expenses include the expenses of centralized maintenance, accounting, marketing and other functions that serve the Division's operators and are allocated by specific identification or proportionately to revenues of the Division. Interest expense on notes payable was allocated based on RMS' consolidated average interest rate.

The allocation percentage of accounts payable was based on the Division's cost of restaurant operations in relation to RMS' consolidated cost of restaurant operations.

5.   NOTES PAYABLE

Notes payable consist of borrowings used primarily to finance the purchase of restaurant equipment. These borrowings bear interest at various rates ranging from 9.1% to 9.4% and have 15 year terms. Aggregate maturities of notes payable are as follows: 2000- $183,415; 2001- $183,415; 2002- $183,415; 2003- $183,415;
2004- $183,415.

6.   SUBSEQUENT EVENT

On September 14, 2000, RMS entered into an asset purchase agreement with Sailormen, Inc. to sell the Division for cash of approximately $38 million.

                           INTERFOODS OF AMERICA, INC.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

                                    UNAUDITED

The unaudited proforma financial statements gives effect to the asset purchase by Interfoods of America, Inc. (the "Company") of the RMS Popeye's and Church's Restaurant Division and also the additional purchase of real estate from some of it's landlords in the amount of approximately $48.4 million. The Company financed the acquisition with additional debt. The unaudited proforma Balance Sheet as of September 30, 1999 and the unaudited proforma Statement of Operations for the year ended September 30,1999 reflect adjustments to the RMS historical Balance Sheet as of October 31, 1999 and Statements of Operations for the year then ended to give effect to the transaction discussed above as if such transaction had been consummated at September 30, 1999,or at the beginning of the period presented. The acquisition has been accounted for under the purchase method of accounting.

The unaudited proforma financial statements may not necessarily be indicative of the results that would actually have been obtained had the transaction occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited proforma Consolidated Financial Statements have been included

                   INTERFOODS OF AMERICA, INC.AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                    UNAUDITED
                               SEPTEMBER 30, 1999

                                           INTERFOODS OF            RMS          PROFORMA        PROFORMA
                                           AMERICA, INC.    RESTAURANTS       ADJUSTMENTS
                                           ------------     ------------     ------------       ------------
                  ASSETS

Current assets:
     Cash and cash equivalents             $    367,910     $     62,900          (62,900)  1   $    367,910
     Accounts receivable                         17,198           42,312          (43,312)  1         17,198
     Inventories                                278,169          319,716         (319,716)  1        278,169
     Prepaid expenses                            70,193               --               --             70,193
                                           ------------     ------------     ------------       ------------

           Total current assets                 733,470          424,928         (424,928)           733,470
                                           ------------     ------------     ------------       ------------



Property and equipment, net                  11,303,129       21,083,696       16,962,304   2     49,349,129
                                           ------------     ------------     ------------       ------------
Other assets:
     Deposits                                   342,832               --          342,832
     Goodwill, net                            6,998,611               --        8,000,000   2       14,998,6
     Present value of favorable leases               --          426,740         (426,740)  1
     Other intangible assets, net               427,119          787,797          193,203   2      1,408,119
     Investment in JRECK                        217,191               --          217,191
     Debt issuance costs                        310,590               --        1,191,000   2      1,501,590
     Other assets                                55,000               --          137,000   2        192,000
                                           ------------     ------------     ------------       ------------


           Total other assets                 8,351,343        1,214,537        9,094,463         18,660,343
                                           ------------     ------------     ------------       ------------


           Total assets                    $ 20,387,942     $ 22,723,161     $ 25,631,839       $ 68,742,942
                                           ============     ============     ============       ============



                                   (Continued)

                   INTERFOODS OF AMERICA, INC.AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                    UNAUDITED
                               SEPTEMBER 30, 1999


                                   (Continued)

                                                       INTERFOODS OF              RMS         PROFORMA         PROFORMA
                                                       AMERICA, INC.      RESTAURANTS      ADJUSTMENTS
                                                       ------------      ------------      ------------      ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Accounts payable and accrued expenses             $  3,149,618      $  4,185,128        (3,535,128)  2     3,799,618
     Current portion of long-term debt                      794,923           183,415         4,674,585   2     5,652,923
     Current portion of capital leases obligations               --           853,144          (351,144)  2       502,000
     Current portion of deferred income on
       sale-leaseback transactions                           45,248                --                              45,248
       Reserve for loss on closed restaurants                                 355,143          (355,143)  1            --
                                                       ------------      ------------      ------------      ------------

           Total current liabilities                      3,989,789         5,576,830           433,170         9,999,789


Long-term debt, net of current portion                   12,043,867         1,241,599        40,934,401   2    54,219,867
Deferred taxes                                               79,565                --                              79,565
Capital lease Obligation                                         --         2,650,708        (2,481,708)  2       169,000
Deferred income on sale-leaseback transactions,
     net of current portion                                 753,665                --                --           753,665
                                                       ------------      ------------      ------------      ------------

           Total liabilities                             16,866,886         9,469,137        38,885,863        65,221,886
                                                       ------------      ------------      ------------      ------------

Mandatorily redeemable Class B preferred stock:             285,000                --                --           285,000
                                                       ------------      ------------      ------------      ------------

Stockholders' equity:
     Common stock,                                            8,271                --                               8,271
     Additional paid-in capital                           4,349,093                --                           4,349,093
     Accumulated equity (deficit)                          (393,040)       13,254,024       (13,254,024)  1      (393,040)
     Treasury stock, at cost                               (728,268)               --                --          (728,268)
                                                       ------------      ------------      ------------      ------------

           Total stockholders' equity                     3,236,056        13,254,024       (13,254,024)        3,236,056
                                                       ------------      ------------      ------------      ------------


     Total liabilities and stockholders' equity        $ 20,387,942      $ 22,723,161      $ 25,631,839      $ 68,742,942
                                                       ============      ============      ============      ============


          The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                  INTERFOODS OF AMERICA, INC. AND SUBSIDIARIES
                        PRO FORMA STATEMENT OF OPERATIONS
                                    UNAUDITED
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999

                                                    INTERFOODS OF              RMS         PROFORMA          PROFORMA
                                                    AMERICA, INC.      RESTAURANTS      ADJUSTMENTS
                                                    ------------      ------------      ------------       ------------
Revenues:                                           $ 37,796,392      $ 61,508,174                           99,304,566


Costs and operating expenses:

     Cost of restaurant operations                    31,738,872        51,905,624          (915,901)  3     82,728,595

     General and administrative expenses               3,992,330         3,699,006        (1,672,362)  4      6,018,974

     Depreciation and amortization                       778,051         2,364,168          (393,646)  5      2,748,573
                                                    ------------      ------------      ------------       ------------

           Total costs and operating expenses         36,509,253        57,968,798        (2,981,909)        91,496,142
                                                    ------------      ------------      ------------       ------------

           Operating profit                            1,287,139         3,539,376         2,981,909          7,808,424
                                                    ------------      ------------

Other income (expense):
     Write down of investment in JRECK                  (182,809)               --                             (182,809)
     Interest expense                                   (892,906)         (377,452)       (3,579,598)  6     (4,849,956)

     Other expense                                      (227,378)          (19,433)               --           (246,811)
                                                    ------------      ------------      ------------       ------------

           Total other expense                        (1,303,093)         (396,885)       (3,579,598)        (5,279,576)
                                                    ------------      ------------      ------------       ------------

      Income (Loss) before income tax provision          (15,954)        3,142,491          (597,689)         2,528,848

Income tax provision                                    (130,370)               --          (729,438)  7       (859,808)
                                                    ------------      ------------      ------------       ------------

           Net loss                                 $   (146,324)     $  3,142,491        (1,327,127)         1,669,040
                                                    ============      ============      ============       ============


Net loss per share - basic and diluted              $      (0.03)                                          $       0.29
                                                    ============                                           ============

Weighted average shares outstanding:

     Basic and diluted                                 5,713,658                                              5,713,658
                                                    ============                                           ============

          The accompanying notes are an integral part of this pro forma consolidated financial statement.

                          INTERFOODS OF AMERICA, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT



1. Amounts represent balance sheet and related statement of operations items which were not purchased from RMS.

2. Amount represents the net effect of the purchase of the assets for the Seventy-three stores acquired from RMS as well as additional land and buildings purchased from its third party landlords. The following represents the approximate detail of the transaction:


          Liabilities                               $ 48,355,000
                                                    ------------
          Purchase price                            $ 48,355,000
                                                    ------------
          Fair value of assets acquired:
             Land and buildings                       19,463,000
             Equipment and Leasehold Improvements     18,583,000
             Goodwill                                  8,000,000
             Deferred debt issuance costs              1,191,000
             Franchise and transfer fees                 981,000
             Development Rights                          137,000
                                                    ------------
                                                    $ 48,355,000
                                                    ============


3. Amount represents the reduction in rent cost as a result of the asset purchase transaction.


4. Amount represents the reduction of general and administrative costs associated with reduction of the RMS' s office cost that would not have existed on a proforma basis for fiscal year ended September 30, 1999.

5. Amount represents the depreciation and amortization adjustment for the new assets acquired from the purchase.

6.   Amount reflects additional interest incurred by the acquisition.

7.   Amount represents the tax effect at 34% on the proforma results.